15 November 2023 Life360 reports Q3 2023 results • Total Q3’23 revenue of $78.6 million, a YoY increase of 38%, with core Life360 Subscription revenue1 of $50.6 million, up 50% YoY • Annualized Monthly Revenue2 (AMR) of $259.1 million, up 41% YoY • Q3’23 Net Loss of $6.5 million. Positive Adjusted EBITDA3 of $5.5 million, the third consecutive quarter of positive Adjusted EBITDA; positive Operating Cash Flow (OCF) of $4.1 million, the second consecutive quarter of positive OCF • Global Paying Circles up 17% YoY, with net quarterly subscriber additions of 118 thousand, Life360’s largest ever Q3 growth • U.S. Average Revenue Per Paying Circle (ARPPC) of $146.30 increased 40% YoY reflecting the benefits of higher pricing • Quarter-end cash, cash equivalents and restricted cash of $63.7 million, after the Q3’23 payment of $3.9 million associated with the Jiobit convertible notes • CY23 guidance reiterated for more than 50% YoY growth for core Life360 subscription revenue and consolidated revenue of $300 million - $310 million. Guidance for Positive Adjusted EBITDA3 increased to $12 million - $16 million from $9 million - $14 million. San Francisco area-based Life360, Inc. (Life360 or the Company) (ASX: 360) today reported unaudited financial results for the quarter ended September 30, 2023. Life360 Co-founder and Chief Executive Officer Chris Hulls said: “Life360 has delivered an exceptional quarter with net subscriber additions of 118 thousand, a record for Q3, and just shy of our all-time record of 119 thousand in Q4’21, which was prior to our nearly 50% price increase, and benefited from the post-COVID reopening. The 17% year-on-year growth was underpinned by all-time record international subscriber additions, up 44% YoY. This impressive growth bodes well for the international rollout of our Triple Tier Membership offering which went live in the UK in early October, with Australia now planned for the first half of CY24. Early results of the UK rollout are in line with expectations, and will contribute to CY24 revenue growth as one in ten UK families already use Life360. Overall we have seen continued outperformance from predominantly English speaking countries (Canada, UK, and Australia) which in aggregate saw Paying Circles increase 52% YoY. “Along with strong subscriber growth momentum, U.S. Subscription revenue saw the full impact of the April price increase for existing U.S. Android subscribers. U.S ARPPC increased 40% YoY and 4% QoQ. Global ARPPC increased 28% YoY and 1% QoQ. “Global Monthly Active Users (MAU) increased 24% YoY to 58.4 million, a very strong result which built on the record growth delivered in Q3’22. The U.S. delivered our usual ‘Back to School’ seasonal uplift, increasing 21% YoY. We’re seeing accelerating growth rates in our most highly penetrated states, underpinning our confidence in the size of our Total Addressable Market (TAM), and we believe there is still significant headroom for future growth. International MAU growth of 30% reflects the success of our investment in the international user experience which is driving encouraging retention results. “Tile Membership bundling is now at a point that we can be confident of its success. The retention gap between those who redeem a Tile versus those who do not continues to expand, and by Month 5 we are seeing a ~15% increase in relative retention (versus a ~10% improvement after Months 1 and 2). As this gap is widening over time, we are highly confident that this is a durable change. Beyond the retention benefit, our value proposition has now truly expanded to people, pets and things while we are simultaneously increasing net subscriber additions. This provides significant validation of the Tile acquisition, and the move to bundling hardware with Membership. “In addition, GAAP hardware revenues increased 33% YoY inclusive of the bundling allocation, along with margin improvements. This equates to 21% growth in stand-alone (non-GAAP) hardware revenue. We are encouraged by this momentum, and have raised CY23 guidance for hardware revenue to increase 10% to 15% YoY, while recognizing that it remains subject to macro uncertainties, and the significant seasonality associated with the Q4 U.S. holiday period. CY23 subscription performance is skewed to the second half of the year with a resumption of strong subscriber growth following first half churn impacts from significant U.S. price increases. Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 1

"We continue to carefully balance expense management with investment in the significant long term growth opportunities available to us. Q3'23 positive Adjusted EBITDA of $5.5 million delivered a $14.9 million improvement YoY. Excluding commissions, operating expenses increased by $1.2 million or 2.4% YoY, compared with a $21.5 million or 38% uplift in revenue, demonstrating the operating leverage of Life360's business model.

"Our balance sheet remains strong with cash, restricted cash and cash equivalents of $63.7 million at the end of Q3'23, after the $3.9 million repayment of convertible notes related to the Jiobit acquisition. We delivered positive Operating Cash flow of $4.1 million for Q3'23, in line with guidance. We continue to expect positive OCF for the remainder of CY23 despite planned investment in targeted growth initiatives, and expected timing differences in the remittance of payments from a platform provider which will result in 11 monthly receipts in CY23 rather than 12.

"Life360's Q3'23 AMR of $259.1 million, up 41% YoY, provides a strong trajectory of growth leading into CY24."

1 Core Life360 subscription revenue is defined as subscription revenue derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period.

2 We use Annualized Monthly Revenue ("AMR") to identify the annualized monthly value of active customer agreements for a particular period. AMR includes the annualized monthly value of subscription, data and partnership agreements. All components of these agreements that are not expected to recur are excluded

3 Adjusted EBITDA is a Non-GAAP measure. For the definition of Adjusted EBITDA and the use of this Non-GAAP measure, as well as a reconciliation of Net Loss to Adjusted EBITDA, refer to the Non-GAAP Financial Measures section below

Key Performance Indicators

(in millions, except ARPPC, ARPPS, and ASP)	Q3 2023	Q2 2023	Q3 2022	% QoQ	% YoY
Life360 Core[4]					
Monthly Active Users (MAU) - Global	58.4	54.0	47.0	8 %	24 %
U.S.	35.4	33.6	29.3	5 %	21 %
International	23.0	20.4	17.7	13 %	30 %
Australia	1.7	1.6	1.2	7 %	37 %
Paying Circles - Total	1.75	1.63	1.49	7 %	17 %
U.S.	1.30	1.23	1.18	6 %	10 %
International	0.45	0.40	0.31	13 %	44 %
Average Revenue per Paying Circle (ARPPC)	$ 119.97	$ 119.25	$ 93.55	1 %	28 %
Life360 Consolidated (Adjusted for 2022)					
Subscriptions	2.3	2.2	2.1	6 %	14 %
Average Revenue per Paying Subscription (ARPPS)	$ 101.33	$ 97.83	$ 78.03	4 %	30 %
Net hardware units shipped (standalone)	1.1	0.7	0.7	60 %	43 %
Average Sale Price (ASP)	$ 13.24	$ 15.76	$ 15.63	(16)%	(15)%
Annualized Monthly Revenue (AMR)[5]	$ 259.1	$ 248.7	$ 184.0	4 %	41 %

4 Life360 Core metrics relate solely to the Life360 mobile application

5 We use Annualized Monthly Revenue ("AMR") to identify the annualized monthly value of active customer agreements at the end of a reporting period. AMR includes the annualized monthly value of subscription, data and partnership agreements. All components of these agreements that are not expected to recur are excluded.

Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

2

Monthly Active Users (MAU) (millions)


14.9
27.0
17.7
29.3
17.6
30.9
19.1
31.7
20.4
33.6
23.0
35.4
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23
US
International

Paying Circles (thousands)


275
1,117
310
1,180
332
1,162
364
1,203
396
1,233
446
1,300
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23
US
International

- Global MAU increased 24% YoY to 58.4 million, with Q3'23 net additions of 4.4 million. U.S. MAU increased 21% YoY, with net adds of 1.8 million. International MAU were 30% higher YoY, with Q3'23 net adds of 2.6 million. Australian MAU increased 37% YoY to 1.7 million.
- Paying Circle growth accelerated in Q3'23 with global net subscriber additions of 118 thousand, the second highest quarterly growth on record. U.S. Paying Circles increased 10% YoY despite the effect of price increases implemented between Q3'22 and Q2'23. International Paying Circles maintained exceptionally strong momentum, up 44% YoY. Our U.S. Membership plan subscribers comprise Silver 15%, Gold 80% and Platinum 4% of total.
- Global ARPPC increased 28% YoY and 1% QoQ. The benefit from U.S. price increases implemented from Q3'22 saw U.S. ARPPC increase 40% YoY.
- Net Hardware Units Shipped (excluding bundling) increased 43% YoY, reflecting higher gross unit sales and lower returns from improved consumer electronics demand. Margins improved as a result of specific initiatives, even as Average Sale Price (ASP) reduced 15% YoY due to a mix shift in product, and a higher retail channel mix at a lower ASP. In addition there was a favorable return adjustment recorded in Q2'23.

Operating Results

Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022
($ millions)		*(unaudited)*		
Subscription revenue	$ 56.6	$ 39.0	$ 161.0	$ 107.9
Hardware revenue	15.5	11.7	37.1	28.3
Other revenue	6.5	6.5	19.4	20.8
Total revenue	$ 78.6	$ 57.2	$ 217.6	$ 157.0
Annualized Monthly Revenue - September	$ 259.1	$ 184.0	$ 259.1	$ 184.0

- Q3'23 Consolidated subscription revenue increased 45% YoY (including hardware subscriptions) to $56.6 million. Life360 core subscription revenue increased 50% YoY supported by the 17% YoY uplift in Paying Circles, and 28% higher ARPPC.
- Q3'23 Hardware revenue increased 33% YoY to $15.5 million due to an increase in the number of units shipped, and the impact of bundling.
- Q3'23 Other revenue of $6.5 million was in line with the prior period, as a result of the strategic shift to a single data partnership from January 2022, and the terms associated with the arrangement.
- September AMR increased 41% YoY, reflecting strong subscription revenue momentum.

Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

3

Gross Profit

($ millions, except percentages)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
		(unaudited)		
Gross Profit	$ 57.9	$ 39.2	$ 162.5	$ 103.6
Gross Margin	*74 %*	*69 %*	*75 %*	*66 %*
Gross Margin (Subscription Only)	*85 %*	*80 %*	*86 %*	*79 %*

- Q3'23 gross profit margin increased to 74% from 69% in the prior year period, reflecting the uplift in subscription only margins to 85% due to higher pricing. Hardware gross margins also increased, reflecting cost efficiencies from successful initiatives to reduce fulfillment and logistics costs.

($ millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
		(unaudited)		
Research and development	$ 24.6	$ 24.6	$ 74.9	$ 77.3
Sales and marketing	25.7	24.2	73.4	70.4
Paid acquisition & TV	*8.4*	*7.6*	*21.4*	*21.2*
Other sales and marketing	*6.6*	*8.6*	*20.5*	*26.5*
Commissions	*10.7*	*8.0*	*31.5*	*22.7*
General and administrative	14.1	11.6	39.8	37.6
Total operating expenses	**$ 64.4**	**$ 60.4**	**$ 188.1**	**$ 185.3**

- Q3'23 operating expenses increased 7% YoY, largely due to higher General and administrative costs primarily arising from higher legal expenses, and increased accounting costs related to Sarbanes-Oxley compliance. Commissions were higher YoY in line with the growth in subscription revenue.

EBITDA and Adjusted EBITDA[6]

($ millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
		(unaudited)		
Net Loss	$ (6.5)	$ (21.1)	$ (25.0)	$ (79.3)
EBITDA	(4.2)	(18.8)	(18.8)	(74.9)
Non-GAAP Adjustments	9.7	9.4	30.5	33.1
Adjusted EBITDA	**$ 5.5**	**$ (9.4)**	**$ 11.7**	**$ (41.7)**

- Q3'23 delivered a positive Adjusted EBITDA contribution of $5.5 million versus an Adjusted EBITDA loss of $9.4 million in the prior corresponding period as a result of continued strong subscription revenue growth, higher hardware revenue, improved margins and additional cost efficiencies.

6 EBITDA and Adjusted EBITDA are non-GAAP measures. For definitions of EBITDA and Adjusted EBITDA, a description of these non-GAAP measures' use, and a reconciliation of Net Loss to EBITDA and Adjusted EBITDA, refer to the Non-GAAP Financial Measures section below.

Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

4

Balance Sheet and Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022
($ millions)		*(unaudited)*		
Net cash provided by/(used in) operating activities	$ 4.1	$ (16.4)	$ (1.4)	$ (54.9)
Net cash used in investing activities	(0.4)	(0.3)	(1.3)	(114.1)
Net cash used in financing activities	(4.2)	(3.8)	(24.0)	(3.5)
Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(0.5)	(20.4)	(26.7)	(172.5)
Cash, Cash Equivalents, and Restricted Cash at the End of the Period	**$ 63.7**	**$ 58.9**	**$ 63.7**	**$ 58.9**

- Life360 ended Q3'23 with cash, cash equivalents and restricted cash of $63.7 million, with unrestricted cash decreasing by $0.6 million from Q2'23. Operating cash flow of $4.1 million was offset by $0.4 million used in investing activities and $4.2 million used in financing activities.
- Q3'23 net cash provided by operating activities of $4.1 million saw a differential to Adjusted EBITDA of $5.5 million due to timing of receipts, manufacturing payments, and higher sales due to the 'Back to School' seasonal uplift.
- Q3'23 net cash used in investing activities of $0.4 million related to payments for internally developed software.
- Q3'23 net cash used in financing activities of $4.2 million related to the repayment of the Jiobit convertible note and taxes paid for the net settlement of equity awards, offset by proceeds from the exercise of options.

Earnings Guidance[7]

For CY23, Life360 expects to deliver:

- Core Life360 subscription revenue growth in excess of 50% YoY;
- Hardware revenue growth of 10% to 15% (previously 0% to 5%);
- Other revenue of approximately $26 million;
- Consolidated revenue of $300 million - $310 million;
- Positive Adjusted EBITDA[8] of $12 million - $16 million (previously $9 million - $14 million);
- Positive Operating Cash Flow of $0 million to $5 million, revised from $5 million - $10 million. This change is solely due to a timing difference, with no change to the OCF outlook; and
- Positive Adjusted EBITDA and Operating Cash Flow for the remaining quarter of CY23.

For Q4'23 it should be noted that it is usual to see some pullback in subscriber momentum after strong waves of subscriber growth, especially in Q4, which (outside of the COVID reopening of 2021) is generally lower due to seasonality. While we are on track to hit all guidance metrics, there was likely some pull forward effect in Q3; along with natural churn and lower expected top of funnel, we expect fewer net adds in Q4 than in Q3 despite strong ongoing momentum across the business.

Looking ahead to CY24, while we will share guidance as part of our CY23 full year earnings announcement, we remain on track to continue to expand our Adjusted EBITDA and Operating Cash Flow, while also lowering our EBITDA[8] loss, with EBITDA breakeven expected in CY25. We continue to believe the right strategy for the business is to invest in growth, and we are taking a balanced approach that will allow us to deploy excess cash generated to make additional R&D and marketing investments, while simultaneously improving margins.

7 With respect to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the Company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs, convertible notes and derivative liability fair value adjustments, and gains/losses on revaluation of contingent consideration. These items may be material to our results calculated in accordance with GAAP.

8 EBITDA and Adjusted EBITDA are non-GAAP measures. For definitions of EBITDA and Adjusted EBITDA, a description of these non-GAAP measures' use, and a reconciliation of Net Loss to EBITDA and Adjusted EBITDA, refer to the Non-GAAP Financial Measures section below.

Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

5

Investor Conference Call A conference call will be held today at 9.30am AEDT, Wednesday 15 November 2023 (Tuesday 14 November U.S. PT at 2.30pm). The call will be held as a Zoom audio webinar. Participants wishing to ask a question should register and join via their browser here. Participants joining via telephone will be in listen only mode. Dial in details Australia: +61 2 8015 6011 U.S.: +1 669 444 9171 Other countries: details Meeting ID: 994 8367 4050 A replay will be available after the call at https://investors.life360.com Authorization Chris Hulls, Director, Co-Founder and Chief Executive Officer of Life360 authorized this announcement being given to ASX. About Life360 Life360 operates a platform for today's busy families, bringing them closer together by helping them better know, communicate with, and protect the pets, people and things they care about most. The Company's core offering, the Life360 mobile app, is a market leading app for families, with features that range from communications to driving safety and location sharing. Life360 is based in San Mateo and had approximately 58 million monthly active users (MAU) as of September 30, 2023 located in more than 150 countries. For more information, please visit life360.com. Tile, a Life360 company, locates millions of unique items every day by giving everything the power of smart location. Leveraging its superior nearby finding features and vast community that spans over 150 countries, Tile’s cloud-based finding platform helps people find the things that matter to them most. For more information, please visit Tile.com. Contacts For Australian investor inquiries: For Australian media inquiries: Jolanta Masojada, +61 417 261 367 Giles Rafferty, +61 481 467 903 jmasojada@life360.com grafferty@firstadvisers.com.au For U.S. investors For U.S. media inquiries: investors@life360.com press@life360.com Life360’s CDIs are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933 (Securities Act) for offers of securities which are made outside the US. Accordingly, the CDIs have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US. As a result of relying on the Regulation S exemption, the CDIs are ‘restricted securities’ under Rule 144 of the Securities Act. This means that you are unable to sell the CDIs into the US or to a US person who is not a QIB for the foreseeable future except in very limited circumstances until after the end of the restricted period, unless the re-sale of the CDIs is registered under the Securities Act or an exemption is available. To enforce the above transfer restrictions, all CDIs issued bear a FOR Financial Product designation on the ASX. This designation restricts any CDIs from being sold on ASX to US persons excluding QIBs. However, you are still able to freely transfer your CDIs on ASX to any person other than a US person who is not a QIB. In addition, hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act. Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 6

Forward-looking statements This announcement and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements regarding Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, including subscription revenue, hardware revenue, other revenue, consolidated revenue, Adjusted EBITDA, and operating cash flow; its capital position; future growth; the impact of past price increases on future results of operations and churn; the impact of past price increases on future results of operations and churn; the strategic value and opportunities for Tile; operating cost savings, including through reduced commissions; as well as Life360’s expectations of any changes to the information disclosed herein. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. Forward-looking statements are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s ASX and SEC filings, including its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2023 and other reports filed with the SEC. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360. Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 7

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Dollars in U.S. $, in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022
Subscription revenue	$ 56,607	$ 38,991	$ 160,998	$ 107,884
Hardware revenue	15,541	11,676	37,110	28,314
Other revenue	6,476	6,486	19,447	20,769
Total revenue	78,624	57,153	217,555	156,967
Cost of subscription revenue	8,267	7,768	22,700	22,742
Cost of hardware revenue	11,570	9,327	29,732	27,906
Cost of other revenue	902	818	2,625	2,673
Total cost of revenue	20,739	17,913	55,057	53,321
Gross profit	57,885	39,240	162,498	103,646
Operating expenses:				
Research and development	24,569	24,569	74,948	77,337
Sales and marketing	25,741	24,228	73,404	70,365
General and administrative	14,082	11,567	39,788	37,643
Total operating expenses	64,392	60,364	188,140	185,345
Loss from operations	(6,507)	(21,124)	(25,642)	(81,699)
Other income (expense):				
Convertible notes fair value adjustment	(604)	(232)	(798)	1,875
Derivative liability fair value adjustment	63	(145)	(177)	1,183
Other income (expense), net	337	455	1,797	(601)
Total other income (expense), net	(204)	78	822	2,457
Loss before income taxes	(6,711)	(21,046)	(24,820)	(79,242)
Provision for (benefit from) income taxes	(170)	73	205	84
Net loss	(6,541)	(21,119)	(25,025)	(79,326)
Net loss per share, basic and diluted	$ (0.10)	$ (0.34)	$ (0.38)	$ (1.28)
Weighted-average shares used in computing net loss per share, basic and diluted	67,091,993	62,173,588	66,389,483	61,753,532
Comprehensive loss				
Net loss	(6,541)	(21,119)	(25,025)	(79,326)
Change in foreign currency translation adjustment	(17)	(29)	9	(14)
Total comprehensive loss	$ (6,558)	$ (21,148)	$ (25,016)	$ (79,340)

Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

8

Condensed Consolidated Balance Sheets (Dollars in U.S. $, in thousands) (unaudited) September 30, 2023 December 31, 2022 Assets Current Assets: Cash and cash equivalents $ 61,848 $ 75,444 Restricted cash, current — 13,274 Accounts receivable, net 39,731 33,125 Inventory 10,936 10,826 Costs capitalized to obtain contracts, net 1,082 1,438 Prepaid expenses and other current assets 11,340 8,548 Total current assets 124,937 142,655 Restricted cash, noncurrent 1,809 1,647 Property and equipment, net 800 393 Costs capitalized to obtain contracts, noncurrent 767 626 Prepaid expenses and other assets, noncurrent 6,051 7,134 Operating lease right-of-use asset 1,166 802 Intangible assets, net 47,208 52,699 Goodwill 133,674 133,674 Total Assets $ 316,412 $ 339,630 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable 12,902 $ 13,791 Accrued expenses and other current liabilities 22,580 27,015 Escrow liability — 13,274 Convertible notes, current 3,563 3,513 Deferred revenue, current 33,652 30,056 Total current liabilities 72,697 87,649 Convertible notes, noncurrent 950 4,060 Derivative liability, noncurrent 278 101 Deferred revenue, noncurrent 1,369 2,706 Other liabilities, noncurrent 810 576 Total Liabilities $ 76,104 $ 95,092 Commitments and Contingencies Stockholders’ Equity Common Stock 68 67 Additional paid-in capital 522,234 501,763 Notes due from affiliates — (314) Accumulated deficit (281,997) (256,972) Accumulated other comprehensive income (loss) 3 (6) Total stockholders’ equity 240,308 244,538 Total Liabilities and Stockholders’ Equity $ 316,412 $ 339,630 Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 9

Condensed Consolidated Statements of Cash Flows (Dollars in U.S. $, in thousands) (unaudited) Nine Months Ended September 30, 2023 2022 Cash Flows from Operating Activities: Net loss $ (25,025) $ (79,326) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 6,844 6,831 Amortization of costs capitalized to obtain contracts 1,782 2,419 Amortization of operating lease right-of-use asset 690 — Stock-based compensation expense 27,678 24,487 Compensation expense in connection with revesting notes 73 (100) Non-cash interest expense, net 331 345 Convertible notes fair value adjustment 798 (1,875) Derivative liability fair value adjustment 177 (1,183) Gain on revaluation of contingent consideration — (5,279) Non-cash revenue from affiliate (1,489) (1,008) Inventory write-off 916 — Adjustment in connection with membership benefit (2,172) — Changes in operating assets and liabilities, net of acquisitions: Accounts receivable, net (6,606) 16,412 Prepaid expenses and other assets (2,036) 7,216 Inventory (1,026) (4,877) Costs capitalized to obtain contracts, net (1,567) (2,777) Accounts payable (889) (13,867) Accrued expenses and other liabilities (3,163) (5,345) Deferred revenue 3,748 2,410 Other liabilities, noncurrent (498) 620 Net cash used in operating activities (1,434) (54,897) Cash Flows from Investing Activities: Cash paid for acquisitions, net of cash acquired — (113,401) Internal use software (1,232) (701) Purchase of property and equipment (26) — Net cash used in investing activities (1,258) (114,102) Cash Flows from Financing Activities: Indemnity escrow payment in connection with an acquisition (13,128) — Proceeds from the exercise of options 4,109 1,994 Taxes paid related to net settlement of equity awards (11,392) (2,727) Proceeds from repayment of notes due from affiliates 314 648 Issuance of common stock — 85 Repayment of convertible notes (3,919) (3,471) Net cash used in financing activities (24,016) (3,471) Net Decrease in Cash, Cash Equivalents, and Restricted Cash (26,708) (172,470) Cash, Cash Equivalents and Restricted Cash at the Beginning of the Period 90,365 231,345 Cash, Cash Equivalents, and Restricted Cash at the End of the Period $ 63,657 $ 58,875 Supplemental disclosure: Cash paid during the period for taxes $ 538 $ — Cash paid during the period for interest 640 518 Non-cash investing and financing activities: Fair value of stock issued in connection with an acquisition $ — $ 15,409 Fair value of warrants held as investment in affiliate — 5,474 Fair value of stock issued in settlement of contingent consideration — 4,221 Right of use asset recognized in connection with lease modification 1,054 — Operating lease liability recognized in connection with lease modification 1,054 — Total non-cash investing and financing activities $ 2,108 $ 25,104 Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 10

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance.

EBITDA and Adjusted EBITDA

In addition to total revenue, net loss and other results under GAAP, we utilize non-GAAP calculations of earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"). EBITDA is defined as net loss, excluding (i) convertible notes and derivative liability fair value adjustments, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization and (iv) other income (expense), net. Adjusted EBITDA is defined as net loss, excluding (i) convertible notes and derivative liability fair value adjustments, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) other income (expense), net, (v) stock-based compensation, (vi) Form 10 transaction costs, (vii) acquisition and integration costs, (viii) non-recurring workplace restructuring costs, (ix) inventory write-offs, (x) adjustment in connection with membership benefit, (xi) non-recurring warehouse relocation costs and (xii) gain on revaluation of contingent consideration.

The above items are excluded from EBITDA and Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included EBITDA and Adjusted EBITDA in this media release because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. However, these non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net loss and our other GAAP results.

The following table presents a reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022
(in thousands)				
Net loss	$ (6,541)	$ (21,119)	$ (25,025)	$ (79,326)
Add (deduct):				
Convertible notes fair value adjustment	604	232	798	(1,875)
Derivative liability fair value adjustment[9]	(63)	145	177	(1,183)
Provision for (benefit from) income taxes	(170)	73	205	84
Depreciation and amortization[10]	2,295	2,329	6,844	6,831
Other income (expense), net	(337)	(455)	(1,797)	601
EBITDA	$ (4,212)	$ (18,795)	$ (18,798)	$ (74,868)
Stock-based compensation	9,454	7,963	27,678	24,487
Form 10 transaction costs	—	705	—	2,843
Acquisition and integration costs	—	703	—	11,097
Non-recurring workplace restructuring costs[11]	238	—	3,970	—
Write-off of obsolete inventory[12]	—	—	916	—
Adjustment in connection with membership benefit[13]	(78)	—	(2,172)	—
Non-recurring warehouse relocation costs[14]	77	—	77	—
Gain on revaluation of contingent consideration	—	—	—	(5,279)
Adjusted EBITDA	$ 5,479	$ (9,424)	$ 11,671	$ (41,720)

Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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9 To reflect the change in value of the derivative liability associated with the July 2021 Convertible Notes.

10 Includes depreciation on fixed assets and amortization of acquired intangible assets.

11 Relates to non-recurring personnel and severance related expenses in connection with the workplace restructure announced on January 12, 2023.

12 Relates to the write-off of raw materials that have no alternative use to the Company following the decision to halt development.

13 Relates to an adjustment recorded to reduce product costs recorded to cost of revenue in connection with the discontinuation of certain battery related membership benefits.

14 Relates to non-recurring warehouse relocation costs in relation to the Company's transition to a new logistics partner.

Key Financial Metrics:

(in millions)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Revenue				
U.S. subscription revenue (Non-GAAP)	*$ 51.6*	*$ 34.5*	*$ 144.9*	*$ 95.5*
International subscription revenue (Non-GAAP)	*6.2*	*4.5*	*18.0*	*12.4*
Subscription revenue (Non-GAAP)	57.8	39.0	162.9	107.9
Hardware revenue (Non-GAAP)	14.2	11.7	34.7	28.3
Other revenue	6.5	6.5	19.4	20.8
Total revenue (Non-GAAP)	78.5	57.2	217.0	157.0
Add: GAAP adjustments related to bundled offerings	0.2	—	0.6	—
Total revenue, GAAP included in Adjusted EBITDA[15]	78.6	57.2	217.6	157.0
Non-GAAP Gross Margin[16]	59.4	40.8	164.8	107.3
Non-GAAP Gross Margin %	*76 %*	*71 %*	*76 %*	*68 %*
Non-GAAP Subscription Gross Margin %	*84 %*	*81 %*	*85 %*	*80 %*
Research and Development (Non-GAAP)	19.1	20.2	56.5	63.6
Sales and Marketing (Non-GAAP)				
User acquisition and TV costs	8.4	7.6	21.4	21.2
Other Sales and Marketing	4.7	6.6	14.3	19.7
Commissions	10.7	8.0	31.5	22.7
General & Administrative (Non-GAAP)	11.1	7.9	29.9	22.7
Non-GAAP Operating Expenses[17]	54.0	50.2	153.7	150.0
Net loss	(6.5)	(21.1)	(25.0)	(79.3)
Adjusted EBITDA	5.5	(9.4)	11.7	(41.7)
Adjusted EBITDA Margin %	*7 %*	*(16)%*	*5 %*	*(27)%*
Stock-based Compensation	(9.5)	(8.0)	(27.7)	(24.5)
Other Non-GAAP Adjustments	(0.2)	(1.3)	(2.8)	(8.7)
EBITDA	$ (4.2)	$ (18.7)	$ (18.8)	$ (74.9)

15 Total revenue, GAAP included in Adjusted EBITDA is calculated using Total Revenue, Non-GAAP adjusted for the impact of bundled offerings. As this adjustment is deemed to be routine, it has not been added back to EBITDA or Adjusted EBITDA.

16 Non-GAAP Gross Margin is calculated using Revenue, Non-GAAP and Cost of revenue, Non-GAAP. For a reconciliation between Total Revenue, GAAP and Total Revenue, Non-GAAP and Total Cost of revenue, GAAP and Total Cost of revenue, Non-GAAP, refer to the Revenue and Cost of Revenue (GAAP to Non-GAAP reconciliation) sections below.

17 Non-GAAP operating expenses are calculated using Research and Development, Non-GAAP, Sales and Marketing, Non-GAAP and General & Administrative, Non-GAAP expenses. For a reconciliation between Total operating expenses, GAAP and Total operating expenses, Non-GAAP, refer to the Operating expenses (GAAP to Non-GAAP reconciliation) section below.

Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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Revenue (GAAP to Non-GAAP reconciliation):

(in millions)		Q1 2023		Q2 2023		Q3 2023
Subscription revenue, GAAP included in Adjusted EBITDA	$	51.7	$	52.7	$	56.6
Bundled offerings[18, 19]		—		0.7		1.2
Total Subscription revenue, Non-GAAP	$	51.7	$	53.4	$	57.8
Hardware revenue, GAAP, included in Adjusted EBITDA	$	10.0	$	11.6	$	15.5
Bundled offerings[18, 19]		—		(1.1)		(1.4)
Total Hardware revenue, Non-GAAP	$	10.0	$	10.5	$	14.2

18 Bundled offerings represent certain revenue adjustments related to bundled Life360 subscription and hardware offerings.

19 The net difference of the bundled offerings represents the GAAP revenue recognition of subscription revenue allocated to hardware revenue which is recognized at a point-in-time rather than ratably over the subscription period,

Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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Cost of Revenue (GAAP to Non-GAAP reconciliation)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022
(in millions)				
Cost of subscription revenue, GAAP	$ 8.3	$ 7.8	$ 22.7	$ 22.7
Less: Depreciation and amortization	(0.3)	(0.2)	(0.9)	(0.7)
Less: Stock-based compensation	(0.2)	(0.1)	(0.4)	(0.6)
Less: Severance and other	—	—	(0.1)	—
Less: Adjustment in connection with membership benefit	—	—	1.8	—
Non-GAAP Cost of subscription revenue included in Adjusted EBITDA	$ 7.8	$ 7.4	$ 23.1	$ 21.5
Less: Hardware bundling adjustment	1.5	—	1.5	—
Total Cost of subscription revenue, Non-GAAP	$ 9.3	$ 7.4	$ 24.6	$ 21.5
Cost of hardware revenue, GAAP	$ 11.6	$ 9.3	$ 29.7	$ 27.9
Less: Depreciation and amortization	(0.9)	(0.9)	(2.7)	(2.7)
Less: Stock-based compensation	(0.3)	(0.1)	(0.7)	(0.4)
Less: Severance and other	(0.1)	(0.1)	(0.2)	(0.1)
Less: Adjustment in connection with membership benefit	0.1	—	0.4	—
Non-GAAP Cost of hardware revenue included in Adjusted EBITDA	$ 10.4	$ 8.2	$ 26.5	$ 24.7
Less: Alignment of accounting policies[20]	—	—	—	1.0
Less: Hardware bundling adjustment	(1.5)	—	(1.5)	—
Total Cost of hardware revenue, Non-GAAP	$ 8.9	$ 8.2	$ 25.0	$ 25.7
Cost of other revenue, GAAP	$ 0.9	$ 0.8	$ 2.6	$ 2.7
Less: Stock-based compensation	—	(0.1)	—	(0.2)
Total Cost of other revenue, Non-GAAP	$ 0.9	$ 0.8	$ 2.6	$ 2.5
Cost of revenue, GAAP	$ 20.7	$ 17.9	$ 55.1	$ 53.3
Less: Depreciation and amortization	(1.2)	(1.1)	(3.6)	(3.4)
Less: Stock-based compensation	(0.4)	(0.3)	(1.2)	(1.1)
Less: Severance and other	(0.1)	(0.1)	(0.2)	(0.1)
Less: Adjustment in connection with membership benefit	0.1	—	2.2	—
Non-GAAP Cost of revenue included in Adjusted EBITDA	$ 19.1	$ 16.4	$ 52.2	$ 48.6
Less: Alignment of accounting policies[20]	—	—	—	1.0
Less: Hardware bundling adjustment	—	—	—	—
Total Cost of revenue, Non-GAAP	$ 19.1	$ 16.4	$ 52.2	$ 49.6

20 Includes non-recurring costs reflecting the alignment of accounting policies attributable to the integration with Tile. As these adjustments are not deemed to be non-routine or one time in nature, they have not been added back to EBITDA or Adjusted EBITDA.

Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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Operating expenses (GAAP to Non-GAAP reconciliation):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022
(in millions)				
Research and development expense, GAAP	$ 24.6	$ 24.6	$ 74.9	$ 77.3
Less: Stock-based compensation	(5.5)	(4.2)	(15.6)	(13.1)
Less: Severance and other	—	(0.2)	(2.8)	(0.5)
Total Research and development, Non-GAAP	$ 19.1	$ 20.2	$ 56.5	$ 63.6
Sales and marketing expense, GAAP	$ 25.7	$ 24.2	$ 73.4	$ 70.4
Less: Depreciation and amortization	(1.1)	(1.1)	(3.2)	(3.1)
Less: Stock-based compensation	(0.7)	(0.9)	(2.2)	(3.1)
Less: Severance and other	(0.1)	(0.1)	(0.8)	(0.5)
Total Sales and marketing expense, Non-GAAP	$ 23.9	$ 22.2	$ 67.2	$ 63.6
General and administrative expense, GAAP	$ 14.1	$ 11.6	$ 39.8	$ 37.6
Less: Depreciation and amortization	—	(0.1)	—	(0.3)
Less: Stock-based compensation	(2.8)	(2.5)	(8.7)	(7.1)
Less: Severance and other	(0.2)	(1.0)	(1.1)	(7.5)
Total General and administrative expense, Non-GAAP	$ 11.1	$ 7.9	$ 29.9	$ 22.7
Total Operating expenses, GAAP	$ 64.4	$ 60.4	$ 188.1	$ 185.3
Less: Depreciation and amortization	(1.1)	(1.2)	(3.2)	(3.4)
Less: Stock-based compensation	(9.0)	(7.6)	(26.5)	(23.4)
Less: Severance and other	(0.2)	(1.3)	(4.7)	(8.5)
Total Operating expenses, Non-GAAP	$ 54.0	$ 50.2	$ 153.7	$ 150.0

Note: The financial information in this announcement is unaudited and may not add or recalculate due to rounding. All references to $ are to U.S. $.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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